UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 6, 2005

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC.	59-2052286
(a Florida corporation)
TECO Plaza
702 N. Franklin Street
Tampa, Florida 33602
(813) 228-1111

1-5007	TAMPA ELECTRIC COMPANY	59-0475140
(a Florida corporation)
TECO Plaza
702 N. Franklin Street
Tampa, Florida 33602
(813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On January 6, 2005, Tampa Electric Company (“Tampa Electric”), a wholly-owned subsidiary of TECO Energy, Inc., and TEC Receivables Corp. (“TRC”), a wholly-owned subsidiary of Tampa Electric, entered into a $150 million accounts receivable securitized borrowing facility. Under a Purchase and Contribution Agreement between Tampa Electric and TRC, Tampa Electric will sell and/or contribute to TRC all of its receivables for the sale of electricity or gas to its customers and related rights (collectively, the “Receivables”) with the exception of certain receivables and related rights and assets referred to in the Purchase Agreement as “Excluded Receivables” and will assign to TRC the deposit accounts into which the proceeds of such Receivables are paid. The Receivables will be sold by Tampa Electric to TRC at a discount, which will initially be 2% and is subject to adjustment for future sales to reflect changes in prevailing interest rates and collection experience. TRC will be consolidated in the financial statements of Tampa Electric and TECO Energy. The Purchase and Contribution Agreement is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Under a Loan and Servicing Agreement among Tampa Electric as Servicer, TRC as Borrower, certain lenders named therein and Citicorp North America, Inc. as Program Agent, TRC may borrow up to $150 million to fund its acquisition of the Receivables under the Purchase Agreement. TRC will secure such borrowings with a pledge of all of its assets including the Receivables and deposit accounts assigned to it. Tampa Electric will act as Servicer to service the collection of the Receivables. TRC will pay program and liquidity fees based on Tampa Electric’s credit ratings, which total 35 basis points at Tampa Electric’s current ratings. Interest rates on the borrowings are expected to be based on prevailing asset-backed commercial paper rates, unless such rates are not available from the conduit lenders, in which case the rates will be at an interest rate equal to either the London interbank deposit rate plus a margin of 100 basis points at Tampa Electric’s current ratings or at Citibank’s prime rate (or the federal funds rate plus 50 basis points, if higher). The terms of the Loan and Servicing Agreement include the following financial covenants: (i) for the 12-months ending each quarter-end, the ratio of Tampa Electric’s earnings before interest, taxes, depreciation and amortization (EBITDA) to interest, as defined in the agreement, must be equal to or exceed 2.0 times; (ii) at each quarter-end, Tampa Electric’s debt to capital, as defined in the agreement, must not exceed 60 percent and (iii) certain dilution and delinquency ratios with respect to the Receivables, set at levels substantially above historic averages, must be maintained. The Loan and Servicing Agreement is filed as Exhibit 4.2 hereto and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information in Item 1.01 with respect to the $150 million accounts receivable securitized borrowing facility entered into on January 6, 2005 is hereby incorporated by reference.

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Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits

4.1	Purchase and Contribution Agreement dated as of January 6, 2005, between Tampa Electric Company as the Originator and TEC Receivables Corp. as the Purchaser.

4.2	Loan and Servicing Agreement dated as of January 6, 2005, among TEC Receivables Corp. as Borrower, Tampa Electric Company as Servicer, certain lenders named therein and Citicorp North America, Inc. as Program Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2005	TECO ENERGY, INC.
(Registrant)

/s/ P.L. BARRINGER
P.L. BARRINGER
Vice President – Controller of Operations

Date: January 12, 2005	TAMPA ELECTRIC COMPANY
(Registrant)

/s/ P.L. BARRINGER
P.L. BARRINGER
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	Purchase and Contribution Agreement dated as of January 6, 2005, between Tampa Electric Company as the Originator and TEC Receivables Corp. as the Purchaser. Filed herewith.

4.2	Loan and Servicing Agreement dated as of January 6, 2005, among TEC Receivables Corp. as Borrower, Tampa Electric Company as Servicer, certain lenders named therein and Citicorp North America, Inc. as Program Agent. Filed herewith.

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